UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported)  February 16, 2006
                                                       -------------------------

                         PREMIERE GLOBAL SERVICES, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                     Georgia
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                 (State or Other Jurisdiction of Incorporation)

          001-13577                             59-3074176
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  (Commission File Number)           (IRS Employer Identification No.)

           3399 Peachtree Road, NE, Suite 700, Atlanta, Georgia 30326
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         (Address of Principal Executive Offices)             (Zip Code)

                                  404-262-8400
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02         Results of Operations and Financial Condition.
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         On February 16, 2006, Premiere Global Services, Inc. (the "Company")
issued a press release reporting on its financial results for the fourth quarter and fiscal year ended December 31, 2005. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. In accordance with General Instruction B.2 of Form 8-K, the information included or incorporated in this report, including Exhibit 99.1, is being furnished to the Securities and Exchange Commission and shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.


Item 8.01         Other Events
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         In September 2004, Captaris, Inc. filed suit against the Company's Data
Communications subsidiary, Xpedite Systems, LLC, in the U.S. District Court for the Western District of Washington alleging breach of contract in connection with license and reseller agreements for Captaris' RightFax technology. The agreements, executed in September 2003, provided that the parties would cooperate in providing mutual resale opportunities for each other's services and provided for minimum compensation to Captaris of $2.0 million over a three-year period. Captaris sought damages in an unspecified amount, not less than $250,000, plus attorneys' fees and prejudgment interest at a contractual rate from September 14, 2004, when Captaris alleged that the first payment was due. The Company had withheld payments to Captaris under the agreements on the grounds that Captaris had not performed its obligations under such agreements.
In January 2005, the Company answered the complaint denying that any money was due as a result of Captaris' failure to perform its obligations under the agreements, and filed a counterclaim against Captaris alleging that the license agreement was unenforceable because the parties did not reach agreement on its essential terms, and alternatively, for breach of contract, breach of Captaris' duty of good faith and fair dealing, breach of contractual warranties and anticipatory repudiation. On February 10, 2006, the parties agreed to settle this action by entry of a court order requiring payment by the Company to Captaris of approximately $1.09 million (with such payment made on February 15, 2006) and a judgment requiring the Company to pay $1.0 million pursuant to the terms of the license and reseller agreements on or before September 15, 2006.


Item 9.01.        Financial Statements and Exhibits
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         (c)      Exhibits

    Exhibit No.                      Description
    -----------   --------------------------------------------------------------
        99.1 Press Release, dated February 16, 2006, with respect to the Registrant's financial results for the fourth quarter and fiscal year ended December 31, 2005.


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



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PREMIERE GLOBAL SERVICES, INC.


Date:  February 16, 2006            /s/ Michael E. Havener
                                    --------------------------------------------
                                    Michael E. Havener
                                    Chief Financial Officer
                                    (principal financial and accounting officer)

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



                                INDEX TO EXHIBITS
                                -----------------


    Exhibit No.                      Description
    -----------   --------------------------------------------------------------
        99.1 Press Release, dated February 16, 2006, with respect to the Registrant's financial results for the fourth quarter and fiscal year ended December 31, 2005.

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